Exhibit 99.1

Press Contact:

Will Thoretz, ISG

+1 203 517 3119

will.thoretz@isg-one.com

Investor Contact:

David Berger ISG

+1 203 517 3104

david.berger@isg-one.com

ISG Acquires Alsbridge in Transformational Combination;

Creates New Powerhouse in Technology Research, Advisory and Digital Transformation Services

Synergistic combination expected to have material impact on 2017 financials:

ISG targeting 2017 revenues of $285-$300 million, adjusted EBITDA of $36-$38 million;

Acquisition expected to be accretive to 2017 EPS

•                  Complementary acquisition combines ISG research, digital, sourcing and managed services with Alsbridge network carrier services, robotic process automation and incremental sourcing advisory capabilities

•                  Enterprise clients, service and technology providers now have access to more than 1,300 professionals, greater breadth and depth of proprietary data and market intelligence to help guide their digital transformations

•                  Simultaneous with acquisition, $12 million equity investment being made in ISG

STAMFORD, Conn., December 1, 2016 — Information Services Group, Inc. (ISG) (NASDAQ: III) today announced the acquisition of Alsbridge Holdings, Inc. (“Alsbridge”), a U.S.-based sourcing, automation and transformation advisory firm, to create a new industry powerhouse in technology research, advisory and digital transformation services.

The “new” ISG will serve more than 700 blue-chip clients — including 75 of the 100 largest enterprises in the world — up 35 percent from ISG alone, and its global team will grow by approximately 20 percent, to 1,300 research and advisory professionals. The firm will offer a broader range of services, deeper proprietary data and market intelligence, and more extensive expertise to help enterprise, government, and service and technology provider clients leverage digital technologies to achieve operational excellence.

The combined firm’s expanded capabilities include digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; technology strategy and operations design; change management; market intelligence and emerging technology research and analysis.

“This is an exciting and historic moment for our firm and all of our stakeholders,” said Michael P. Connors, chairman and chief executive officer of ISG. “With this compelling combination, we are creating a ‘new’ ISG — one with a stronger market position and a broader, more valuable portfolio of automation and digital services, market intelligence and advisory capabilities to guide our clients on their digital transformation journeys. This is truly a transformative move that takes us to the next level of service, performance and growth.”

“We have long admired the strong team at ISG. By combining and integrating our service offerings, we are creating a new industry leader that redefines the research, sourcing and digital technology advisory market,” said Chip Wagner, chief executive officer of Alsbridge who will become president and partner of ISG Business and Emerging Services, a new position. “The ISG and Alsbridge businesses, cultures and values all mesh extremely well. It really is a case of the whole being greater than the sum of the parts.”

Combination Offers Compelling Strategic and Client Benefits

With the combined capabilities of ISG and Alsbridge, the “new” ISG is now able to offer clients of both firms an expanded portfolio of differentiated services. Alsbridge brings to ISG four key new or complementary service lines:

1.              Network Carrier Services, a new service line for ISG that provides sourcing, audit and transformation services covering more than $1.5 billion worth of client spend each year with major telecommunications carriers.

2.              Robotic Process Automation (RPA), a new service line complementary to ISG Digital Services, that provides assessment, strategy and implementation services to clients looking to leverage RPA to make business processes more efficient as part of their overall digital transformation programs.

3.              Outsourcing Advisory, a complementary service that expands ISG’s already market-leading sourcing advisory business. Combined, the “new” ISG advises on nearly $18 billion of transactions globally.

4.              Provider Services, a complementary service to ISG’s research and provider advisory services, helps leading service and technology providers identify market opportunities and improve pursuit effectiveness and business retention with a range of subscription-based services and data.

With this broader portfolio of services, the “new” ISG will have significant cross-selling opportunities with its expanded client base, including the ability to offer new services to its existing clients and to leverage its global footprint and capabilities to expand Alsbridge’s U.S. client relationships.

Transaction Creates Value for ISG Shareholders

ISG expects its acquisition of Alsbridge will deliver significant financial benefits to the firm and create long-term value for ISG shareholders.

•                  The combination produces substantial synergies through combined efficiency and growth. ISG expects to generate $7 million of annual cost savings within 18 months. These synergies will improve EBITDA margins and drive organic growth.

•                  This synergistic transaction is expected to have a material impact on 2017 financials.  The firm’s preliminary 2017 outlook targets revenues in the range of $285-$300 million and adjusted EBITDA between $36-$38 million, and ISG expects the transaction to be accretive to 2017 earnings per share.

“This acquisition is an important step in ISG’s strategic plan to build an even stronger and more successful premium research and advisory firm — one focused on helping clients leverage the technology and business models of the digital revolution to achieve operational excellence and faster growth,” Connors said.

Financial Structure of the Transaction

ISG is paying a total consideration of $74 million, comprised of $56 million of cash, $11 million of ISG stock and a $7 million seller’s note. To align their interests with those of ISG shareholders, Alsbridge management will receive a substantial portion of their consideration in the form of ISG stock.

Additional Equity Investment Made in ISG

In a separate transaction, existing ISG shareholder Chevrillon & Associes SCA is purchasing 3 million shares of ISG stock for $12 million. Proceeds will be used for working capital and general corporate purposes. “As a shareholder of ISG since 2011, we are in full support of Mike and the ISG management team and the long-term growth strategy they have set for the firm,” said Cyrille Chevrillon, president. “We view this transformational transaction as a key component of this growth strategy, and in support of it, we are pleased to make a significant additional investment in the firm.”

Fourth Quarter 2016 Charge

ISG will take a fourth-quarter, one-time charge of approximately $6 million for severance and other deal-related costs.

Advisors

BMO Capital Markets served as financial advisor to ISG, and Katten Muchin Rosenman LLP served as legal advisor.

Conference Call and Webcast

ISG will host a conference call and webcast at 9:00 am, U.S. Eastern time tomorrow, Friday, December 2, 2016, to discuss the details of this acquisition. Participants in the United States may access the call by dialing 1-877-604-9668; international participants may join by dialing 001-719-325-4812. The access code is 1203896. To access the webcast and view the presentation slides on your computer or mobile device, please register and join the call via the following link: https://pgi.webcasts.com/starthere.jsp?ei=1127685. If you are streaming audio via your computer, please ensure that you mute the audio before asking your question. A recording of the conference call will be accessible on ISG’s website www.isg-one.com for approximately four weeks following the call.

About ISG

ISG (Information Services Group) (NASDAQ: III) is a leading global technology research and advisory firm. A trusted business partner to more than 700 clients, including 75 of the top 100 enterprises in the world, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; technology strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning the acquisition of Alsbridge Holdings, Inc. (“Alsbridge”) and other future events and their potential effects on ISG and Alsbridge. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those risk and uncertainties include, without limitation: (1) the ability to successfully combine the businesses of ISG and Alsbridge; (2) operating costs and business disruption following the acquisition, including adverse effects on relationships with employees; (3) diversion of management time on acquisition related issues; (4) reaction of Alsbridge customers to the transaction; (5) retention of key employees following closing; and (6) general economic conditions.  Those risks and uncertainties also relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and Alsbridge and their respective subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and Alsbridge and their respective subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; and (12) ability to successfully consummate or integrate strategic acquisitions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission.  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

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